Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

monday.com Ltd.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, no par value	(1)	457(r)	68,000	$256.93	$17,471,240.00	0.0001476	$2,578.75

Total Offering Amounts:							$17,471,240.00		2,578.75
Total Fees Previously Paid:									0.00
Total Fee Offsets:
Net Fee Due:									$2,578.70

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Offering Note(s)

(1)	Calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low price per share of the Registrant’s ordinary shares on the Nasdaq Global Select Market August 28, 2024. The registration fee is calculated in accordance with Rule 457(r) under the Securities Act and represents deferred payment of the registration fees in connection with the Registrant’s Registration Statement on Form F-3 (Reg. No. 333-277915)